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                             FISCAL AGENCY AGREEMENT

                                      among

                       THE THIRTY-EIGHT HUNDRED FUND, LLC,

                          THE BANK OF NEW YORK MELLON,

   As Fiscal Agent, Principal Paying Agent, Calculation Agent, Transfer Agent
                                 and Registrar,

                                       and

                   THE BANK OF NEW YORK MELLON, LONDON BRANCH,

                                As a Paying Agent



                           Dated as of August 17, 2011


                             Up to U.S.$200,000,000


                          Floating Rate Notes due 2012



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                               TABLE OF CONTENTS
                               -----------------

                                                                                       PAGE #
                                                                                       ------
Section 1.   General                                                                     1
Section 2.   Appointment of Agents                                                       1
Section 3.   Execution and Authentication                                                2
Section 4.     Forms of Notes; Book Entry                                                4
Section 5.     Registration of Transfer; Exchange                                        4
Section 6.     Payments                                                                  6
Section 7.     Mutilation or Loss of Notes; Record of Replacement or Cancellation        7
Section 8.   Agents                                                                      8
Section 9.   Maintenance of Agents                                                      11
Section 10.  Amendments Without the Consent of Holders                                  13
Section 11.  Amendments With the Consent of Holders                                     13
Section 12.  Certain Taxes                                                              14
Section 13.  Notices and Written Instructions                                           14
Section 14.  Governing Law; Jurisdiction                                                16
Section 15.  Counterparts                                                               17
Section 16.  Waiver of Jury Trial                                                       17

EXHIBIT A         FORM OF TERMS AND CONDITIONS
EXHIBIT B         FORM OF GLOBAL NOTE
EXHIBIT C         FORM OF DEFINITIVE NOTE



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                  This FISCAL AGENCY AGREEMENT, dated as of August 17, 2011
(this "AGREEMENT"), is among The Thirty-Eight Hundred Fund, LLC (the "COMPANY"), The Bank of New York Mellon, as fiscal agent, principal paying agent, calculation agent, registrar and transfer agent (the "FISCAL AGENT"), and The Bank of New York Mellon, as a paying agent.

                  Section 1.        GENERAL.

Pursuant to a Placement Agent Agreement dated as of August 17, 2011 (the "PLACEMENT AGENT AGREEMENT") between the Company and Barclays Bank PLC, the Company has authorized Barclays Bank PLC to act as exclusive placement agent for the Company in connection with the proposed offering, issue and sale privately of up to U.S.$200,000,000 aggregate principal amount of the Company's Floating Rate Notes due 2012 (including, where the context so permits, any beneficial interest therein, the "NOTES"). All Notes shall contain the Terms and Conditions of the Notes (the "TERMS") substantially as set forth in EXHIBIT A hereto, which Terms are hereby incorporated herein. If the Terms contradict any provision of this Agreement, the Terms shall govern. Each Note shall be dated the date of its authentication. Capitalized terms used, but not defined herein, shall have the respective meanings ascribed to such terms in the Terms.

                  Section 2.        APPOINTMENT OF AGENTS.

                  (a) The Company hereby appoints The Bank of New York Mellon, acting through its office at 101 Barclay Street, Floor 4E, New York, New York 10286, Attention: Global Finance Americas, as the fiscal agent in respect of the Notes, upon the terms and subject to the conditions set forth herein and in the Notes, and The Bank of New York Mellon hereby accepts such appointment. The Bank of New York Mellon, together with any successor or successors as such fiscal agent qualified and appointed in accordance with Section 9 hereof, is herein called the "FISCAL AGENT." The Fiscal Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority to act on behalf of the Company as the Company and the Fiscal Agent may hereafter mutually agree in writing.

                  (b) The Company hereby appoints The Bank of New York Mellon, acting through its office at 101 Barclay Street, Floor 4E, New York, New York 10286, Attention: Global Finance Americas, as registrar, upon the terms and subject to the conditions set forth herein and in the Notes, and The Bank of New York Mellon hereby accepts such appointment. The Bank of New York Mellon, together with any successor or successors as such registrar qualified and appointed in accordance with Section 9 hereof, is herein called the "REGISTRAR." The Registrar shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority to act on behalf of the Company as the Company and the Registrar may hereafter mutually agree in writing.

                  (c) The Company hereby appoints The Bank of New York Mellon, acting through its office at 101 Barclay Street, Floor 4E, New York, New York 10286, Attention: Global Finance Americas, as principal paying agent and calculation agent, upon the terms and subject to the conditions set forth herein and in the Notes, and The Bank of New York Mellon


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hereby accepts such appointment. The Bank of New York Mellon, together with any successor or successors as such principal paying agent or calculation agent qualified and appointed in accordance with Section 9 hereof, is herein called in its respective roles as the "PAYING AGENT" and "CALCULATION AGENT." The Paying Agent and Calculation Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority to act on behalf of the Company as the Company and the Paying Agent and Calculation Agent may hereafter mutually agree in writing.

                  (d) The Company hereby initially appoints The Bank of New York Mellon, acting through its office at 1 Canada Square, 40th floor, Canary Wharf, London E14 5AL, Attention: Corporate Trust Department, as a paying agent, upon the terms and subject to the conditions herein and in the Notes, and The Bank of New York Mellon hereby accepts such appointment. The Company also hereby initially appoints The Bank of New York Mellon, acting through its office at 101 Barclay Street, Floor 4E, New York, New York 10286, Attention: Global Finance Americas, as transfer agent, upon the terms and subject to the conditions herein and in the Notes, and The Bank of New York Mellon hereby accepts such appointment. Each of such paying agent and transfer agent shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority to act on behalf of the Company as the Company and such paying agent or transfer agent, as the case may be, may hereafter mutually agree in writing.

                  (e) Each of the Paying Agent, the Calculation Agent, the Fiscal Agent, and the Registrar is sometimes herein referred to severally as an "AGENT" and, collectively, as the "AGENTS." The transfer agents and other paying agents appointed from time to time by the Company as provided herein and in the Notes are referred to respectively as "PAYING AGENTS" and "TRANSFER AGENTS."

                  Section 3.        EXECUTION AND AUTHENTICATION.

                  (a) The Fiscal Agent is authorized, upon receipt of Notes duly executed on behalf of the Company in accordance with Section 3(b) hereof, to manually authenticate Notes in an aggregate principal amount at any one time outstanding not in excess of U.S.$200,000,000 (except as otherwise provided in Section 5 of the Terms), and to deliver such Notes in accordance with the written order or orders of the Company signed on its behalf by an Authorized Signatory (as defined in Section 8(i) hereof). The Fiscal Agent shall at all times act as the sole authenticating agent for the authentication of Notes hereunder. Until a Note has been authenticated as provided herein, it shall have no force and effect.

                  (b) The Notes shall be executed on behalf of the Company by any director of the Company. The signature of any director on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of any individual who was at any time a proper director of the Company shall bind the Company, notwithstanding that such individual has ceased to be a director prior to the authentication and delivery of such Notes or was not a director at the date of such Notes.

                  (c)  Each Note shall be dated the date of its authentication.


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                  Section 4.        FORMS OF NOTES; BOOK ENTRY.

                  (a) REGULATION S GLOBAL NOTE; UNRESTRICTED GLOBAL NOTE. The Notes are to be sold in offshore transactions in reliance on Regulation S ("REGULATION S") under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and shall be issued in the form of a permanent global Note (which may be subdivided) in definitive, fully registered form without interest coupons, substantially in the form of Exhibit B hereto, with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with the Fiscal Agent, as custodian for The Bank of New York Depository (Nominees) Limited, or registered assigns, as the common depositary for Euroclear Bank S.A./N.V. ("EUROCLEAR") and for Clearstream Banking, SOCIETE ANONYME ("CLEARSTREAM") with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Agreement (the "COMMON DEPOSITARY"), and which shall be duly executed by the Company and authenticated by the Fiscal Agent in the manner set forth in Section 3 hereof, for credit on the date of issuance of the Notes (the "CLOSING DATE") to such subscribers' respective accounts (or to such other account as they may direct) at Euroclear and Clearstream.

                  On or prior to the 40th day after the later of the commencement of the offering and the Closing Date (the "RESTRICTED PERIOD"), beneficial interests in such global note may be held only by the agent members of Euroclear and Clearstream. Until such time as the Restricted Period shall have expired, such global Note shall be referred to herein as the "REGULATION S GLOBAL NOTE." After such time as the Restricted Period shall have expired, such global Note shall be referred to herein as the "UNRESTRICTED GLOBAL NOTE." After such time as the Restricted Period shall have expired, beneficial interests in the Unrestricted Global Note may be held through organizations or persons other than those that have accounts with Euroclear and Clearstream. The aggregate principal amount of the Regulation S Global Note and the Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Fiscal Agent, as custodian for the Common Depositary as hereinafter provided.

                  (b)  OFFSHORE BOOK-ENTRY PROVISIONS.

                  (i) This Section 4(b)(i) shall apply only to the Regulation S Global Note or the Unrestricted Global Note (either such note, including, where the context so permits, a beneficial interest therein, being a "GLOBAL NOTE") deposited on behalf of the subscribers for the Notes represented thereby with the Fiscal Agent as custodian for the Common Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear and Clearstream insofar as interests in such Global Note are held by the agent members of Euroclear and Clearstream.

                  Account holders or participants in Euroclear and Clearstream shall have no rights under this Agreement with respect to such Global Note, and the Common Depositary may be treated by the Company, any Agent, and any agent of either the Company or any Agent as the owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing,


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nothing herein shall prevent the Company, any Agent, or any agent of either the
Company or any Agent from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or impair, as between Euroclear, Clearstream and their respective agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

                  (ii) DENOMINATIONS. The Notes shall be issuable in the denominations set forth in Section 4 of the Terms.

                  Section 5.        REGISTRATION OF TRANSFER; EXCHANGE.

                  (a) GENERALLY.

                  (i) Subject to such reasonable regulations and procedures as it may prescribe, the Company will keep books for the exchange, registration and registration of transfer of Notes (the "REGISTER") at the designated office of the Registrar, acting as its agent for such purposes. The Company shall have the right, on reasonable notice, to inspect the Register or obtain copies of the Register. Promptly after the issuance of the Notes and thereafter promptly after any change thereto, the Registrar will provide the Company with a copy of the Register.

                  (ii) The Registrar shall not register the transfer or exchange of Notes during any period referred to in Section 5(e) of the Terms.

                  (iii) Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in the Terms and this Section 5, and the costs and expenses will be borne as provided in the Terms, subject to such reasonable regulations and procedures as the Company, the Registrar, and the transfer agents may prescribe.

                  (iv) All Notes surrendered for registration of transfer or exchange shall be delivered to the Registrar. The Registrar shall register the cancellation of such Notes in the Register, mark such Notes as canceled and return them promptly to the Company.

                  (v) No Note or any interest therein shall be transferable other than by operation of law as a result of the death, divorce, bankruptcy or incompetency of a holder of such Notes. Any transfer in violation of these provisions shall be void and of no effect.

                  (b) GLOBAL NOTES. Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of Euroclear or Clearstream, transfers of a Global Note, in whole or in part, shall only be made in accordance with this Section 5(b).

                  (i) TRANSFERS OF GLOBAL NOTES IN WHOLE. Subject to clause (ii) of this Section


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                  5(b), transfers of a Global Note shall be limited to transfers on behalf of all subscribers of such Global Note in whole, but not in part, to nominees of Euroclear and Clearstream or to a successor of Euroclear or Clearstream or such successor's nominee.

                  (ii) OTHER TRANSFERS OR EXCHANGES. In the event that a Global
                  Note is exchanged for certificated Notes in definitive registered form without interest coupons pursuant to Section 5(c) hereof, such Notes may be exchanged or transferred for one another only in accordance with the other provisions of this Agreement and with procedures as are substantially consistent with customary practice for exchanges and transfers of this type (including the certification requirements intended to ensure that such exchanges or transfers comply with Regulation S under the Securities Act and any applicable laws of any state of the United States of America or any other jurisdiction, as the case may be) and as may be from time to time adopted by the Company and the Fiscal Agent.

                  (c)  DEFINITIVE NOTES.

                  (i) CONDITIONS FOR ISSUANCE. Interests in a Global Note deposited with Euroclear or Clearstream pursuant to Section 4(b) above shall be transferred to the beneficial owners thereof in the form of definitive Notes only if such transfer complies with this Section 5 and (1) Euroclear or Clearstream notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or (2) an Event of Default (as defined in Section 7 of the Terms) has occurred and is continuing with respect to the Notes.

                  (ii) ISSUANCE. If interests in any Global Note are to be transferred to the beneficial owners thereof in the form of definitive Notes pursuant to this Section 5(c), such Global Note to be so transferred shall be surrendered by Euroclear or Clearstream, as the case may be, to the Registrar without charge, the Registrar shall register the transfer in the Register and the Fiscal Agent shall authenticate and deliver, upon such transfer of interests in such Global Note, an equal aggregate principal amount of definitive Notes of authorized denominations in the form attached as EXHIBIT C hereto. The definitive Notes transferred pursuant to this Section 5(c) shall be executed, authenticated and delivered only in the denominations specified in Section 4 of the Terms and registered in such names as Euroclear or Clearstream, as the case may be, shall direct in writing. The Company shall be liable for the costs and expenses of printing or preparing any definitive Notes. Neither the Registrar nor any transfer agent shall register the exchange of interests in a Global Note for definitive Notes for a period of 15 days preceding the due date for any payment of principal or interest on the Note.

                  (iii) TRANSFER. Subject to this Section 5, any definitive Note may be transferred in whole or in part in the amount of any authorized denomination (as defined in Section 4 of the Terms) by surrendering at the office of the Registrar or at the office of any other transfer agent that may be appointed by the Company such


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                  Note with the form of transfer thereon duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or any such transfer agent, as the case may be, duly executed by the holder thereof or his attorney-in-fact duly authorized in writing. In exchange for any definitive Note properly presented for transfer, the Registrar shall register such transfer in the Register and the Fiscal Agent shall promptly authenticate and deliver or cause to be authenticated and delivered at the office of the Registrar or at the office of any transfer agent, as the case may be, to the transferee or send by mail to such address as the transferee may request, at the risk of such transferee, definitive Notes registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any definitive Note in part, the Fiscal Agent shall also promptly authenticate and deliver or cause to be authenticated and delivered at the office of the Registrar or at the office of any transfer agent, as the case may be, to the transferor or send by mail to such address as the transferor may request, at the risk of such transferor, definitive Notes registered in the name of the transferor, for the aggregate principal amount that was not transferred. No transfer of any definitive Note shall be made unless the request for such transfer is made by the registered holder or by a duly authorized attorney-in-fact at the office of the Registrar or at the office of any other transfer agent that may be appointed by the Company.

                  (iv) EXCHANGE. At the option of the holder on request confirmed in writing and subject to applicable laws and regulations and to the Terms, definitive Notes may be exchanged for Notes of any authorized denomination (as defined in Section 4 of the Terms) and of equal aggregate principal amount, upon surrender of the Notes to be exchanged at the office of the Registrar or at the office of a transfer agent. Whenever any Note is so surrendered for exchange, together with a written request for exchange, the Registrar shall register the transfer in the Register and the Fiscal Agent shall promptly authenticate and deliver (directly or through a transfer agent, as the case may be) Notes which the holder making the exchange is entitled to receive subject to the Terms.

                  Section 6.        PAYMENTS.

                  (a) In order to provide for the payment of principal and interest (including Additional Amounts pursuant to, and as defined in, Section 13 of the Terms) on the Notes as the same shall become due and payable, the Company hereby agrees to pay to the Fiscal Agent, by 10:00 a.m. New York time, on each Interest Payment Date (as defined on the face of the Notes) or the maturity date of the Notes or any date fixed for redemption of the Notes (each, a "PAYMENT DATE"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, an amount in immediately available funds which (together with any amounts then held by the Fiscal Agent and available for that purpose) shall be sufficient to pay the entire amount of principal or interest (including any Additional Amounts) becoming due on such Payment Date with respect to the Notes. The Company shall confirm by facsimile on the business day prior to the day


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payment is due to be made to the Fiscal Agent that it has issued irrevocable paying instructions for the transfer of the relevant sum due to the account of the Fiscal Agent. The Fiscal Agent shall make amounts received by it available to the Paying Agent and the Paying Agent shall hold such funds in trust and apply them to the payment of such principal and interest (including any Additional Amounts) on such Payment Date. No paying agent shall be required to use its own funds in making any payment on the Notes, except that the Paying Agent or its affiliates may use their own funds as necessary to facilitate the funding of timely payment of interest or principal. If the Fiscal Agent pays any amounts to the holders of the Notes or to any other Paying Agent (if any) at a time when it has not received payment in full in respect of the relevant Securities in accordance with this Section 6 (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the Company will, in addition to paying amounts due under this Section 6, pay to the Fiscal Agent on demand interest (at a rate which represents the Fiscal Agent's cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Paying Agent of the Shortfall. All sums payable to the Fiscal Agent hereunder shall be paid to such account with such bank as the Fiscal Agent may from time to time notify the Company not less than three business days before any such sum is due and payable. Payments to holders of Notes shall be made by the Paying Agent in accordance with Section 9 of the Terms. As used in this Agreement, "BUSINESS DAY" means a day on which banks are open for business and carrying out transactions in United States dollars in The City of New York, London and the city of the designated office of the Paying Agent.

                  (b) In any case where a Payment Date shall not be a business day at any place of payment, then the relevant payment need not be made on such date at such place but may be made on the next succeeding day which is a business day at such place, with the same force and effect as if made on the date for such payment, and no additional interest in respect of such Payment Date shall accrue for the period from and after such Payment Date.

                  (c) Any interest not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the persons in whose name the Notes are registered on the Regular Record Date (as such term is defined in Section 9(a) of the Terms) immediately preceding such Interest Payment Date and shall be paid instead to the persons in whose names the Notes are registered at the close of business on a subsequent record date for the payment of such defaulted interest to be fixed by the Company by notice to the holders not less than 15 calendar days prior to such subsequent record date or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes are listed at the time of such payment.

                  Section 7. MUTILATION OR LOSS OF NOTES; RECORD OF REPLACEMENT OR CANCELLATION.

                  (a) The Company shall execute and deliver to the Fiscal Agent Notes in such amounts and at such times as to enable the Fiscal Agent to fulfill its responsibilities under this Agreement and the Notes.

                  (b) The Fiscal Agent is hereby authorized, in accordance with
Section 5 of the


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Terms, to authenticate and deliver or cause to be authenticated and delivered from time to time Notes in exchange for or in lieu of Notes which have become mutilated or defaced, or destroyed, lost or stolen. Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry all the rights to interest accrued and unpaid and to accrue which were carried by such Note before such mutilation or defacement, or destruction, loss or theft.

                  (c) In the case of a mutilated, defaced, destroyed, lost or stolen Note, indemnity satisfactory to the Fiscal Agent and the Company will be required of the owner of such Note before a replacement Note will be issued. All expenses (including the reasonable legal fees and expenses of the Company and the Fiscal Agent) associated with obtaining such indemnity and in issuing the new Note shall be borne by the owner of the mutilated, defaced, destroyed, lost or stolen Note.

                  (d) In the case of the replacement of any of the Notes, the Fiscal Agent and the Registrar, in the Register, will keep a record of the Notes so replaced and the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes (including upon repayment), the Fiscal Agent and the Registrar, in the Register, will keep a record of the Notes so canceled and the date on which such Notes were canceled.

                  Section 8.        AGENTS.

                  Each of the Agents accepts its obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof, including the following, to all of which the Company agrees and to all of which the rights of the holders from time to time of the Notes shall be subject:

                  (a) Each of the Agents shall be entitled to the compensation to be agreed upon with the Company in writing for all services rendered by it, and the Company agrees promptly to pay such compensation and to reimburse each of the Agents for reasonable out-of-pocket expenses (including reasonable legal fees and expenses) incurred by it in connection with the services rendered by it hereunder, as and to the extent agreed upon with the Company; PROVIDED, HOWEVER, that all notices, invoices or other communications in connection with the compensation of the Agents shall be sent by each of the Agents to The Bank of New York Mellon, and all payments of compensation by the Company to any of such Agents shall be paid to The Bank of New York Mellon.

                  The Company also agrees to indemnify each of the Agents and each other paying agent and transfer agent for, and to hold them harmless against, any loss, liability, cost, claim, action, demand or expense (including the costs and expenses of defending against any claim of liability) incurred without gross negligence, bad faith or willful misconduct arising out of or in connection with their acting as such Agent or a paying agent or transfer agent hereunder, as the case may be, or performing any other duties pursuant to the terms and conditions hereof. The obligations of the Company under this subsection (a) shall survive the payment of the Notes and the resignation or removal of such Agent, paying agent or transfer agent, as the case may be, and the termination of this Agreement.


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                  (b) In acting under this Agreement and in connection with the
Notes, each of the Agents and each other paying agent and transfer agent is acting solely as agent of the Company and does not assume any obligation to, or relationship of agency or trust for or with, any of the owners or holders of the Notes except that all funds held by such Agent or any paying agent for the payment of principal of or interest (and any Additional Amounts) on the Notes shall be held in trust by such Agent or such paying agent, as the case may be, and applied as set forth herein and in the Notes; PROVIDED that any such moneys remaining unclaimed at the end of two years after the date on which such principal, interest or Additional Amounts shall have become due and payable shall be repaid to the Company (including all interest accrued, if any, with respect to any such amounts), as provided and in the manner set forth in Section 8(f) hereof, whereupon the aforesaid trust shall terminate and all liability of such Agent or any other paying agent with respect to such moneys shall cease.

                  (c) Each of the Agents and each other paying agent and transfer agent may consult with counsel of its selection, and any advice or written opinion of such counsel shall be full and complete authorization and protection, and no liability shall be incurred by such Agent in respect of any action taken, suffered or omitted to be taken by such Agent hereunder in good faith and in reliance on such advice or opinion.

                  (d) Each of the Agents and each other paying agent and transfer agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper person or parties.

                  (e) Each of the Agents and each other paying agent and transfer agent, and each of their officers, directors and employees, in such person's individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or other obligations of the Company with the same rights that it would have had if it were not such Agent or such other paying agent or transfer agent or an officer, director or employee thereof, as the case may be, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or other obligations of the Company, as freely as if it were not such Agent or such other paying agent or transfer agent or an officer, director or employee thereof, as the case may be.

                  (f) All moneys paid by or on behalf of the Company to the Paying Agent or any other paying agent for the payment of the principal of or interest on any Note which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company (including all interest accrued, if any, with respect to any such amounts) upon written request, and the holder of such Note will thereafter look only to the Company for payment. Upon such repayment, all liability of the Paying Agent and any other paying agent with respect thereto shall cease, without, however, limiting in any way the obligation of the Company in respect of the amount so repaid.

                  (g) The recitals contained herein and in the Notes (except in the certificate of authentication of a duly authorized officer or a duly appointed signatory of the Fiscal Agent)


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shall be taken as the statements of the Company, and the Agents assume no responsibility for the correctness of the same. None of the Agents makes any representation as to the validity or a sufficiency of this Agreement or the Notes. None of the Agents or any other paying agent shall be accountable for the use or application by the Company of the proceeds of any Notes authenticated and delivered by or on behalf of the Fiscal Agent in conformity with the provisions of this Agreement.

                  (h) The Agents and each other paying agent and transfer agent shall be obligated to perform such duties and only such duties as are herein and in the Notes specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agents or any such other paying agent or transfer agent. None of the Agents shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability. The Agents shall not be liable for any error in judgment made in good faith unless it is proved that such Agent was grossly negligent in asserting the pertinent facts.

                  (i) Except as otherwise specifically provided herein or in the Notes, any order, certificate, notice, request, direction or other communication from the Company, made or given under any provision of this Agreement, shall be sufficient if signed by an authorized signatory of the Company (an "AUTHORIZED SIGNATORY"). From time to time, the Company will furnish the Agents with a certificate as to the incumbency and specimen signatures of persons who are then Authorized Signatories. Until the Agents receive a subsequent certificate from the Company, the Agents shall be entitled to rely on the last such certificate delivered to them for purposes of determining the Authorized Signatories.

                  (j) None of the Agents shall have any duty or responsibility in case of any default by the Company in the performance of its obligations (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Company).

                  (k) The Agents may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. The Agents may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Agents, in relation to any matter arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby.

                  (l) Anything in this Agreement to the contrary notwithstanding, in no event shall the Agents be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Agents have been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

         (m) In no event shall any of the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Agents shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                  Section 9.        MAINTENANCE OF AGENTS.

                  (a) The Company agrees that, so long as any of the Notes is outstanding, or until moneys for the payment of all principal of and interest (and any Additional Amounts) on all outstanding Notes shall have been made available at the offices of the Paying Agent or, as to moneys remaining unclaimed, shall have been returned to the Company as provided in Sections 8(b) and 8(f) hereof, whichever occurs earlier, there shall at all times be a fiscal agent in respect of the Notes, agents for the payment of the principal of and interest (and any Additional Amounts) on the Notes and a registrar for transfer and exchange of Notes in accordance with Section 9 of the Terms. The Company agrees to keep the Agents advised of the names and locations of all paying and transfer agents; PROVIDED that, until the Company shall otherwise notify the Agents in writing, such paying and transfer agents shall consist only of those set forth in Section 9 of the Terms. The Paying Agent shall arrange with all such paying and transfer agents for the payment, from funds furnished by the Company, to the Paying Agent pursuant to this Agreement of the principal of and interest (and any Additional Amounts) on the Notes and of the compensation of such paying and transfer agents for their services as such.

                  (b) Each of the Agents may at any time resign by giving written notice of its resignation to the Company specifying the date on which its resignation shall become effective, subject to the conditions set forth below; PROVIDED that such date shall be at least 30 days after the receipt of such notice by the Company unless the Company agrees to accept shorter notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor to such Agent by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Agent and one copy to the successor Agent. Notwithstanding the date of effectiveness specified in such written notice of resignation, each resignation shall become effective only upon the acceptance of appointment by the successor to such Agent as provided in Section 9(d) hereof. The Company may, at any time and for any reason upon at least 30 days' written notice to that effect (provided that no such notice shall expire less than 15 days before or 15 days after any Interest Payment Date and no such notice shall be required if any Insolvency Event occurs in respect of an Agent) remove any Agent and appoint a successor Agent by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the Agent being removed and one copy to the successor Agent. Notwithstanding the date of effectiveness specified in such written notice of removal, each removal of an Agent and any appointment of a successor Agent shall become effective only upon acceptance of appointment by the successor to such Agent as provided in Section 9(d) hereof. Upon resignation or removal, such Agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses (including reasonable legal fees and expenses) incurred in connection with the services rendered by it hereunder, as and to the extent agreed upon with the Company; PROVIDED, HOWEVER, that all notices, invoices or other communications in connection with the compensation of the Agents shall be sent by each of the Agents to The Bank of New York Mellon, and all payments of compensation by the Company to any of such Agents shall be paid to The Bank of New York Mellon.

                  (c) In case at any time any of the Agents shall resign, or shall be removed, or shall become incapable of acting, or an Insolvency Event occurs in respect of any Agent, a successor to such Agent shall be appointed by the Company by an instrument in writing. Upon the appointment as aforesaid of a successor to such Agent and acceptance by it of such appointment, the Agent so superseded shall cease to be such Agent hereunder. If, after 90 days, no successor to such Agent shall have been so appointed, or if so appointed, shall not have accepted appointment as hereinafter provided, any holder of a Note, on behalf of itself and all others similarly situated, or such Agent may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor to such Agent.

                  (d) Any successor Fiscal Agent hereunder shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having and acting through an established place of business in the Borough of Manhattan, The City of New York, authorized under such laws to exercise corporate trust powers and having a combined capital and surplus in excess of U.S.$50,000,000. Any successor Agent appointed hereunder shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its compensation and reasonable out-of-pocket expenses then unpaid, shall pay over to such successor Agent all moneys or other property at the time held by it hereunder.

                  (e) Any corporation or bank into which any Agent may be merged or converted, or with which any Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation or bank to which such Agent shall sell or otherwise transfer all or substantially all of its assets and business, or any corporation or bank succeeding to the corporate trust business of such Agent shall be the successor to such Agent hereunder, without the execution or filing of any document or any further act on the part of the parties hereto.

                  (f) At least 10 days prior to the first date of payment on the Notes, if at such time any payment on such Notes shall be subject to deduction or withholding for or on account of any tax, assessment or other governmental charge, and at least 10 days prior to each date, if any, of payment thereafter if there has been any change with respect to such matters, the Company will furnish the Fiscal Agent and each other paying agent with a certificate of an Authorized Signatory of the Company instructing the Fiscal Agent and each other paying agent whether such payment on such Notes shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. In the absence of any such certificate the Fiscal Agent may assume that no such deduction or withholding shall be required. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the amount, if any, required to be withheld on such payment to holders of such Notes and the Company will (i) withhold or deduct such payment as required by applicable law and (ii) pay or cause to be paid to the Fiscal Agent (or, if applicable, directly to a paying agent or agents) additional amounts, if any, required by the terms of such Notes to be paid such that the net amounts receivable by the holders of the Notes after such withholding or reduction shall equal the payment which would have been receivable in respect of the Notes in the absence of such withholding or reduction. The Company agrees to indemnify the Fiscal Agent and each other paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence, bad faith, willful misfeasance or reckless disregard of obligations or duties on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant to this Section 9(f).

                  Section 10.       AMENDMENTS WITHOUT THE CONSENT OF HOLDERS.

                  The Company and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of Notes, modify, amend, amend and restate or supplement this Agreement or the Notes for the purpose of
(i) adding to the covenants of the Company for the benefit of the holders of Notes, (ii) surrendering any rights or power conferred upon the Company in a manner which shall not adversely affect the interest of any holder of Notes in any material respect, (iii) securing the Notes pursuant to the requirements of the Notes or otherwise, (iv) correcting any defective provision contained in this Agreement or in the Notes in a manner which shall not adversely affect the interest of any holder of Notes in any material respect or (v) otherwise amending this Agreement or the Notes in a manner which shall not adversely affect the interest of any holder of Notes in any material respect. The Company will notify each holder of Notes of any such change in accordance with Section 15 of the Terms and as soon as reasonably practicable will make any such modified, amended or supplemented documents available to them for review. Prior to executing any amendment under this Section 10 or pursuant to Section 8 of the Terms, the Fiscal Agent, upon request, shall be entitled to receive, and (subject to Section 8 of this Agreement), shall be fully protected in relying on an opinion of counsel to the Company stating that such amendment is permitted under this Agreement. The Fiscal Agent may, but shall not be obligated to, execute any amendment if such amendment adversely affects the Fiscal Agent's rights, duties or immunities.

                  Section 11.       AMENDMENTS WITH THE CONSENT OF HOLDERS.

                  (a) The Company and the Fiscal Agent may modify, amend or supplement the terms of the Notes or this Agreement for any purpose not set out in Section 10 only with the consent of the holders of Notes as provided in
Section 8 of the Terms.

                  (b) Upon the written request of the Company and at the Company's expense, the Fiscal Agent shall request from Euroclear and Clearstream a position listing of participants that have an interest in the Regulation S Global Note or the Unrestricted Global Note (as the case may be).

                  (c) "OUTSTANDING" DEFINED. For purposes of the provisions hereof and the Notes, any Note authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be "OUTSTANDING," except:

                  (i) Notes theretofore canceled by the Registrar or delivered to the Fiscal Agent, any paying agent or any transfer agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent; or

                  (ii) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant hereto; PROVIDED that in determining whether the holders of the requisite aggregate principal amount of Outstanding Notes are present at a meeting of holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Notes owned by or on behalf of the Company shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Notes that a responsible officer of the Fiscal Agent knows to be so owned shall be so disregarded.

                  (d) In agreeing to any modification, amendment or supplement to this Agreement or the Notes, the Fiscal Agent shall be entitled to receive, and shall be fully protected in relying upon, a certificate of an official of the Company stating that such amendment is authorized or permitted by this Agreement.

                  Section 12.       CERTAIN TAXES.

                  In the event that any stamp, transfer, other documentary or similar taxes or duties may be imposed by any governmental authority in connection with the execution or delivery of this Agreement or the original issuance of the Notes or the enforcement of any provisions hereof or thereof, the Company will pay to the appropriate party such amounts as may be necessary to compensate such party for such taxes or duties. Notwithstanding the foregoing, nothing contained herein shall be deemed to require the Company to pay any such taxes with respect to transfers or exchanges of the Notes.

                  Section 13.       NOTICES AND WRITTEN INSTRUCTIONS

                  All notices hereunder shall be in English and shall be sent by facsimile transmission (in such case confirmed by prepaid airmail) or certified or registered mail, postage prepaid, addressed to the following entities hereto as follows:

                                            ADDRESS
                                            -------

Company                       3800 Howard Hughes Parkway

                              Suite 900
                              Las Vegas, Nevada 89169-0925
                              Facsimile: (702) 791-6452
                              Attention: Chief Executive Officer

Fiscal Agent, Paying Agent,   The Bank of New York Mellon
Registrar and Transfer        101 Barclay Street, Floor 4E
Agent                         New York, New York 10286
                              Telephone: (212) 815-5576
                              Facsimile: (212) 815-5305
                              Attn: Global Finance Americas

Paying Agent                  The Bank of New York Mellon
                              1 Canada Square, 48th Floor
                              Canary Wharf, London E14 5AL
                              England
                              Telephone: 011-44 207-964-7031
                              Facsimile:  011-44-207-964-2536
                              Attn: Corporate Trust Department

or at any other address of which any of the foregoing shall have notified the others in writing. Any such notice shall be effective on receipt. The Fiscal Agent shall deliver a copy of any notice received on behalf of the Company in connection with this Agreement or the Notes (excluding notices given regarding the transfer or exchange of Notes) to the Company in accordance with the terms of this Section 13.

The Company may provide written instructions to the Fiscal Agent via (i) computer facsimile, email, the Internet or other insecure electronic method ("Internet Communication"), or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys (along with Internet Communications "Written Instructions"). If the Fiscal Agent receives Written Instructions which appear on their face to have been transmitted by a person whose name is contained on a list of persons authorized to act on behalf of the Company that is maintained by the Fiscal Agent ("Authorized Persons") the Company understands and agrees that the Fiscal Agent cannot determine the identity of the actual sender of such Written Instructions and that the Fiscal Agent shall conclusively presume that such Written Instructions have been sent by an Authorized Person, provided however, that the Fiscal Agent first confirms by telephonic communication with an Authorized Person that any Internet Communication has been sent by the Authorized Person purporting to send the Internet Communication. The Company shall be responsible for ensuring that only Authorized Persons transmit such Written Instructions to Fiscal Agent and that all Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care. The Company acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to the Fiscal Agent and that there may be more secure methods of transmitting written instructions than the method(s) selected by the Company. Company agrees that the security procedures (if any) to be followed in connection with its transmission of written instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances. If Company elects (with Fiscal Agent's prior consent) to transmit written instructions through an on-line communications service owned or operated by a third party, Company agrees that Fiscal Agent shall not be responsible or liable for the reliability or availability of any such service.

                  Section 14.       GOVERNING LAW; JURISDICTION.

                  (a) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

                  (b) To the fullest extent it may effectively do so, the Company hereby (i) irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in The City of New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement (a "RELATED PROCEEDING") and (ii) irrevocably agrees that all claims in respect of any Related Proceeding may be heard and determined in such New York State or federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding and any objection to any Related Proceeding whether on the grounds of venue, residence or domicile. The Company hereby agrees, to the fullest extent it may effectively do so, that a final judgment in any Related Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law.

                  (c) The Company hereby appoints Corporation Services Company (the "PROCESS AGENT"), with an office on the date hereof at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as its agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process which may be served in any Related Proceeding in such New York State or federal court sitting in The City of New York. The Company hereby agrees that such service may be made by U.S. registered mail, to the fullest extent permitted by law, or by delivering by hand a copy of such process to the Company in care of the Process Agent at the address specified above for the Process Agent (and the Company hereby agrees that such service will be effective upon delivery by hand of such process to the office of the Process Agent or 10 days after mailing, to the fullest extent permitted by law), and the Company hereby authorizes and directs the Process Agent to accept on its behalf such service. The Company hereby agrees that failure of the Process Agent to give notice to the Company, or failure of the Company to receive notice of such service of process, shall not affect in any way the validity of such service on the Process Agent or the Company. The Company hereby irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any Related Proceeding in a New York State or federal court sitting in The City of New York by sending by U.S. registered mail copies of such process to the Company at 3800 Howard Hughes Parkway, Suite 900, Las Vegas, Nevada 89169-0925,
Attn: Joseph R. York (and the Company hereby agrees that such service will be effective 10 days after the mailing thereof). The Company hereby covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the designation of the Process Agent in full force and effect, and to cause the Process Agent to continue to act as such. In addition, the Company hereby agrees that none of its agreements described in this or the preceding paragraph shall affect the right of any party to serve legal process in any other manner permitted by law.

                  Section 15.       COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

                  Section 16.       WAIVER OF JURY TRIAL.

                  Each of the Company and the agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement, the notes or the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 THE THIRTY-EIGHT HUNDRED FUND, LLC


                                 By /s/ Joseph R. York
                                    ---------------------------
                                    Name: Joseph R. York
                                    Title:   CEO
                                    Executed in: Las Vegas, NV


                                 THE BANK OF NEW YORK MELLON, as
                                 Fiscal Agent, Principal Paying Agent,
                                 Calculation Agent, Transfer Agent and
                                 Registrar


                                 By:/s/ Catherine F. Donohue
                                    ---------------------------
                                 Name:  Catherine F. Donohue
                                 Title:    Vice Presidnet

                                 THE BANK OF NEW YORK
                                 MELLON, LONDON BRANCH, as a
                                 Paying Agent


                                 By:/s/ Karon Greene
                                   ----------------------------
                                 Name:       Karon Greene
                                 Title:      Vice President

                                   EXHIBIT A

                          FORM OF TERMS AND CONDITIONS

                  1.       GENERAL.

                  (a) This Note is one of a duly authorized issue of Floating Rates due 2012 (the "NOTES") of the Company, issued pursuant to a Fiscal Agency Agreement, dated as of August 17, 2011 (the "FISCAL AGENCY AGREEMENT"), among the Company, The Bank of New York Mellon, as fiscal agent, principal paying agent, calculation agent, registrar and transfer agent, and The Bank of New York Mellon, as a paying agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement.

                  (b) The holders of the Notes shall be entitled to the benefits of, be bound by, and be deemed to have notice of, all the provisions of the Fiscal Agency Agreement. Copies of the Fiscal Agency Agreement are on file and may be inspected at the corporate trust office of the Fiscal Agent in The City of New York and at the offices of the paying agents appointed from time to time pursuant to the Fiscal Agency Agreement. If the terms of the Fiscal Agency Agreement contradict the terms of the Notes, the terms of the Notes shall govern.

                  2.       PRINCIPAL, INTEREST AND MATURITY.

                  (a) The Notes shall be limited to the aggregate principal amount of U.S.$200,000,000 (except as otherwise provided under Section 5 below).

                  (b) In the event any Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the following Business Day. However, if the postponement would cause the day to fall in the next calendar month, the Interest Payment Date will instead be brought forward to the immediately preceding Business Day. The amount of interest payable on the Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed. A "BUSINESS DAY" shall mean any day other than a Saturday or Sunday or other day on which banking institutions in the city of New York are authorized or required by law or executive order to remain closed, or a day on which dealings in deposits in U.S. dollars are not transacted in the London interbank market.

                  (c) The interest rate applicable during each quarterly Interest Period shall be equal to the U.S. dollar three-month LIBOR on the LIBOR Determination Date for such Interest Period plus 2.00% per annum. "Interest Period" means any period from (and including) an Interest Payment Date (or, in the case of the initial Interest Period, the date of issuance of the Notes) to (but excluding) the next succeeding Interest Payment Date (or if earlier, the Maturity Date). "LIBOR" means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars having the relevant maturity commencing on the first day of that Interest Period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Interest Period. If such rate does not appear on the Reuters Screen LIBOR01 Page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the relevant maturity commencing on the first day of that Interest Period and in an aggregate principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time on the LIBOR Determination Date for that Interest Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for the relevant maturity commencing on the first day of that Interest Period and in an aggregate principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period. The establishment of LIBOR for each Interest Period by the Calculation Agent shall (in the absence of manifest error) be final and binding. For the purposes of this definition, "Calculation Agent" means The Bank of New York Mellon, acting as calculation agent; "LIBOR Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period; a "London Business day" is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market; "Reuters Screen LIBOR01 Page" means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace the Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

                  (d) The Notes will mature and will be repaid at 100% of their principal amount (unless previously redeemed) plus accrued and unpaid interest through the date thereof, 364 days after issuance (the "MATURITY DATE").

                  3.       STATUS OF THE NOTES.

                  The Notes shall constitute general, direct, unconditional and unsecured indebtedness of the Company and shall rank PARI PASSU without any preference among themselves, with all other present and future unsecured and unsubordinated obligations of the Company.

                  4.       FORM, DENOMINATION AND TITLE.

                  The Notes are issuable in fully registered form, without coupons, in denominations of U.S.$100,000 or any integral multiple of U.S.$100,000 in excess thereof (an "AUTHORIZED DENOMINATION").

                  The Notes, and transfer thereof, shall be registered as provided in Section 5 below and in the Fiscal Agency Agreement. A person in whose name a Note shall be registered in the Register may (to the fullest extent permitted by law) be treated at all times, by all persons and for all purposes as the absolute owner of such Note regardless of any notice of ownership, theft or loss or of any writing thereon.

                  5.       REPLACEMENT, EXCHANGE AND TRANSFER.

                  (a) If any Note shall become mutilated or defaced or be destroyed, lost or stolen, the Fiscal Agent shall authenticate and deliver a new Note on such terms as the Company and the Fiscal Agent may require, in exchange and substitution for the mutilated or defaced Note or, in lieu of and in substitution for the destroyed, lost or stolen Note. In every case of mutilation, defacement, destruction, loss or theft, the applicant for a substitute Note shall furnish the Company and the Fiscal Agent with such indemnity as the Company and the Fiscal Agent may require and evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. In every case of mutilation or defacement of a Note, the holder shall surrender to the Fiscal Agent the Note so mutilated or defaced. In addition, prior to the issuance of any substitute Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith. If any Note, which has matured or been redeemed, or which will mature within 15 calendar days or for which notice of redemption has been given, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may pay or authorize payment of the same without issuing a substitute Note.

                  (b) Upon the terms and subject to the conditions set forth in the Fiscal Agency Agreement and subject to Section 5(e) below, a Note or Notes may be exchanged for a Note or Notes of equal aggregate principal amount in the same or different authorized denominations as may be requested by the holder by surrender of such Note or Notes at the office of the Registrar, or at the office of any transfer agent, together with a written request for the exchange.

                  (c) No Note or any interest therein shall be transferable other than by operation of law as a result of the death, divorce, bankruptcy or incompetency of a holder of such Notes and any transfer in violation of these provisions shall be void and of no effect. Subject to the foregoing sentence and
Section 5(e) below, upon the terms and subject to the conditions set forth in the Fiscal Agency Agreement, a Note may be transferred in whole or in part in an authorized denomination by the surrender of the Note for registration of transfer at the office of the Registrar or at the office of any transfer agent, duly endorsed by, or accompanied by a written instrument of transfer in lieu of endorsement in form satisfactory to the Company and the Registrar or such transfer agent, as the case may be, duly executed by the holder or holders thereof or its attorney-in-fact or attorneys-in-fact duly authorized in writing.

                  (d) The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expenses of delivery by other than regular mail (if any) and except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto, will be borne by the Company.

                  (e) Any transfer or exchange shall be registered by the Registrar in the Register. Notwithstanding the foregoing, the Registrar or the Fiscal Agent, as the case may be, shall not register the transfer or exchange of Notes for a period of 15 calendar days preceding the due date for any payment of principal of or interest on the Notes.

                  6.       CERTAIN COVENANTS OF THE COMPANY.

                  So long as any Note remains outstanding, the Company agrees as follows:

                  (a) To maintain its registration with the U.S. Securities and Exchange Commission (the "COMMISSION") as a closed-end management investment company (as defined under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT")) and to observe its obligations and duties as a registered investment company under the Investment Company Act;

                  (b)  To comply with Applicable Law;

                  (c) To not voluntarily incur any indebtedness or liabilities other than the following (the indebtedness and liabilities described in clauses
(i) through (v), collectively, the "PERMITTED LIABILITIES"):

                  (i) indebtedness and liabilities pursuant to the Notes or the related Fiscal Agency Agreement;

                  (ii) indebtedness and liabilities pursuant to any investment advisory agreement, administration agreement, custodial agreement, transfer agent agreement, placement agent agreement or otherwise incurred in connection with the conduct of the Company's business, including the management of assets in accordance with the Portfolio Guidelines;

                  (iii) indebtedness and liabilities for expenses of formation and all other expenses and obligations incident to the operation or management of the Company;

                  (iv) indebtedness and liabilities in respect of Company Taxes of the Company not yet due and payable or Company Taxes of the Company due and payable that the Company is contesting in good faith; and

                  (v) indebtedness and liabilities in respect of borrowed money provided that at no time will the outstanding principal amount of indebtedness or liabilities of the Company in respect of borrowed money (including in respect of the Notes) exceed 20% of the Net Asset Value at such time (it being understood for purposes of this covenant that customary settlement obligations in respect of financial transactions shall not be considered indebtedness or liabilities in respect of borrowed money).

                  (d) To do all things necessary to preserve and keep in full force and effect its existence, rights and franchises, including, at all times:

                  (i)  having a board of directors;

                  (ii) filing its own Company Tax returns and paying any Company Taxes so required to be paid under Applicable Law;

                  (iii) observing Delaware limited liability company formalities;

                  (iv) maintaining adequate capital in light of its contemplated business purpose, transactions and liabilities; and

                  (v) causing its officers, agents and other representatives to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company;

                  (e) To not amend the Portfolio Guidelines without the consent of the persons entitled to vote a majority in aggregate principal amount of the Notes then Outstanding;

                  (f) To make no investments other than investments permitted under the Portfolio Guidelines;

                  (g) To make all necessary filings with and submissions to the Commission and as otherwise required by Applicable Law;

                  (h) To not create, assume, suffer to exist, or take any action which would result in the creation of any Lien on any of the Company's assets other than Liens for Company Taxes not yet due or payable or being contested in good faith and Liens customarily created or arising in connection with transactions permitted under the Portfolio Guidelines;

                  (i) To maintain a Net Asset Value at any time of not less than four billion dollars (U.S.$4,000,000,000); and

                  (j) To notify each registered holder of Notes, Barclays Wealth and Barclays Capital (both being divisions of Barclays Bank PLC) of any Event of Default.


                  For purposes of these Terms:

                  "AFFILIATE" means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person, and any officer, director, general partner, member or trustee of, or any Person serving in a similar capacity with respect to, such Person. For purposes of this definition and Section 7(d), "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, through the right or power to appoint a majority of the board of directors of such Person, by contract or otherwise, and "controlled by" and "under common control" have corresponding meanings. For the avoidance of doubt, an entity that is a disregarded entity for US federal income tax purposes shall be treated as an "Affiliate" of the Person that is treated as the owner of such entity for US federal income tax purposes and of all such Person's other Affiliates.

                  "APPLICABLE LAW" means any law, rule, regulation or official code, consent decree, constitution, decree, directive, enactment, guideline, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, requirement, rule of law, settlement agreement, statute or writ of any governmental authority, whether domestic or foreign, to which the Person in question is subject or by which it or any of its property is bound.

                  "COMPANY TAXES" means all US federal, state or local taxes and all non-US taxes and other assessments of a similar nature, in each case, imposed upon or assessed against the Company, including income, profits, gains, gross receipts, windfall profits, value added, severance, property, production, sales, use, duty, stamp duty, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties; and "COMPANY TAX", when used as a noun, means any one or more Company Taxes and, when used as an adjective, means of or pertaining to Company Taxes.

                  "LIEN" means any mortgage, lien, encumbrance, security interest, covenant, condition, restriction (including restrictions on voting rights or rights of disposition), claim, charge, option, right of first refusal, right of use and any other matter affecting title (including any assignment or conditional assignment or any charge upon property purchased under conditional sales or other title retention agreements).

                  "NET ASSET VALUE" means, at any time, an amount equal to the gross assets minus the aggregate amount of liabilities calculated in accordance with generally accepted accounting principles in the United States.

                  "PORTFOLIO GUIDELINES" means the "Investment Objective and Policies" of the Company as described in Item 8.2 (excluding the section captioned "Fundamental Investment Restrictions") and Item 17 of the Company's Registration Statement on Form N-2 filed on May 30, 2008 with the Commission as such Registration Statement may be amended from time to time or as described in the Company's annual or semi-annual reports to shareholders of the Company subsequent to that date; PROVIDED that any amendment to the Portfolio Guidelines shall be subject to the consent of the persons entitled to vote a majority in aggregate principal amount of the Notes then Outstanding pursuant to clause (f) of this Section 6.

                  7.       EVENTS OF DEFAULT.

                  If any of the following events (each, an "EVENT OF DEFAULT") shall have occurred and be continuing:

                  (a) Default in any payment of principal on any of the Notes and the continuance of such default for a period of 7 calendar days;

                  (b) Default in any payment of interest on any of the Notes and the continuance of such default for a period of 14 calendar days;

                  (c) Default in the performance of any other material obligation under the Notes and the continuance of such default for a period of 30 calendar days after an officer of the Company becomes aware, or in the exercise of reasonable diligence would have become aware, of the default;

                  (d) an Insolvency Event with respect to the Company or any company directly or indirectly controlling the Company; or

                  (e) any step is taken by the Company with a view to a moratorium or suspension of payments in relation to the Notes;

then in any such event the holders of at least 25% in aggregate principal amount of the Notes then Outstanding (as defined in Section 11(c) of the Fiscal Agency Agreement), so long as such Event of Default is continuing, may by written demand given to the Company (with a copy to the Fiscal Agent) declare the principal of and any accrued interest on all Notes then Outstanding to be, and such principal and any interest shall thereupon become, immediately due and payable, unless prior to receipt of such demand by the Company all such defaults shall have been cured; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default of the type described in clause (d) above relating to the Company, the principal of and any accrued interest on the Notes shall become immediately due and payable, without such declaration or notice to the Company. If any Event of Default described in clauses (a) through (c) or (e) above shall give rise to a declaration which shall be effective, such Event of Default shall cease to continue following such declaration and no other Event of Default shall then be continuing, then such declaration may be rescinded and annulled by the affirmative vote of the holders of the Notes in accordance with the procedures set forth in Section 8 below.

                  For purposes of these Terms:

                  "INSOLVENCY EVENT" means, with respect to any Person, that such Person (a) is dissolved (other than pursuant to a solvent consolidation, amalgamation, restructuring, reorganization or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) (i) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; or (ii) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (i) above and either
(A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (B) is not dismissed, discharged, stayed or restrained in each case within 30 calendar days of the institution or presentation thereof; (e) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a solvent consolidation, amalgamation, restructuring, reorganization or merger); (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 calendar days thereafter; (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in subsections (a) through (g) of this definition (inclusive) other than, for the avoidance of doubt, any such event that occurs pursuant to a solvent consolidation, amalgamation, restructuring, reorganization or merger; or (i) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; and

                  "PERSON" means any individual, trustee, receiver, conservator, custodian, corporation, limited liability company, partnership (whether general or limited), association, company, joint-stock company, trust, business trust, estate, joint venture, governmental authority, or any other entity, in its own or any representative capacity.

                  8.       MODIFICATIONS, AMENDMENTS AND WAIVERS.

                  (a) A meeting of holders of Notes may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Notes to be made, given or taken by holders of Notes or to modify, amend or supplement the terms of the Notes or the Fiscal Agency Agreement as hereinafter provided. The Company may at any time call a meeting of holders of Notes for any such purpose to be held at such time and at such place as the Company shall determine. Notice of every such meeting, setting forth the time and the place of such meeting and in reasonable detail the action proposed to be taken at such meeting, shall be given as provided in Section 15 below, not less than 30 nor more than 60 calendar days prior to the date fixed for the meeting. In case, at any time, the Company or the holders of at least 10% in aggregate principal amount of the Outstanding (as defined in Section 11(c) of the Fiscal Agency Agreement) Notes shall, after the occurrence and during the continuance of any Event of Default or any event that with notice or lapse of time or both could constitute an Event of Default under the Notes, have requested in writing to the Fiscal Agent to call a meeting of the holders of Notes for any such purpose, by written request setting forth the time and place of, and in reasonable detail the action proposed to be taken at, the meeting, the Fiscal

Agent shall call such meeting for such purposes by giving notice, as provided in Section 15 below, of such time and place of, and in reasonable detail the action proposed to be taken at, such meeting. Holders of Notes may attend such meeting in person or by telephone.

                  (b) To be entitled to vote at any meeting of holders of Notes, a person shall be a holder of Outstanding Notes or a person duly appointed by an instrument in writing as proxy for such holder. The persons entitled to vote a majority in aggregate principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 calendar days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 calendar days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given in the same manner as provided in Section 8(a) above.

                  Notice of the reconvening of any adjourned meeting shall state expressly that, at the reconvening of any meeting adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the Outstanding Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Any meeting of holders of Notes at which a quorum is present may be adjourned from time to time by a vote of a majority in aggregate principal amount of the Outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed or decided by the persons entitled to vote not less than a majority in aggregate principal amount of the Outstanding Notes represented and voting.

                  (c) With (i) the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than a majority in aggregate principal amount of the Outstanding Notes represented at a meeting duly called and held as specified above, or (ii) the written consent of the holders of a majority in aggregate principal amount of the Outstanding Notes, the holders may rescind the declaration of an Event of Default in accordance with Section 7 or the Company and the Fiscal Agent may, upon agreement between themselves, modify, amend or supplement the terms of the Notes or, insofar as affects the Notes, the Fiscal Agency Agreement, in any way, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Notes to be made, given or taken by holders of the Notes; provided, however, that no such action may, without the consent or affirmative vote of the holder of each Note affected thereby: (A) change the due date for the payment of the principal of, or any installment of interest on, any Note, (B) reduce the aggregate principal amount of any Note, or the portion of such aggregate principal amount which is payable upon acceleration of the maturity of such Note, or the interest rate thereon, (C) change the currency in which any payment in respect of any Note is payable, (D) change the manner in which the amount of interest is calculated on any Note, (E) reduce the proportion of the aggregate principal amount of the Notes the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency

Agreement or the terms and conditions of the Notes or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or (F) change the obligation of the Company to pay Additional Amounts (as defined in Section 13 hereof). Any such modification, amendment or supplement shall be binding on the holders of Notes.

                  (d) The appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or recognized security dealer reasonably satisfactory to the Company. The holding of a Note shall be proved by the Register maintained by the Agents in accordance with the Fiscal Agency Agreement or by a certificate or certificates of the Registrar.

                  (e) The Company shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of persons entitled to vote a majority in aggregate principal amount of the Outstanding Notes represented at the meeting. At any meeting, each holder of Notes or proxy shall be entitled to one vote for each U.S.$100,000 aggregate principal amount of the Notes as to which it is a holder or proxy; PROVIDED that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a holder of Outstanding Notes or proxy.

                  (f) The vote upon any resolution submitted to any meeting of holders of Notes shall be by written ballot on which shall be subscribed the signatures of the holders or proxies and on which shall be inscribed an identifying number or numbers or to which shall be attached a list of identifying numbers of the Notes entitled to be voted by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in triplicate of the proceedings of each meeting of holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published and mailed as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one shall be delivered to each of the Company and the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting and to be preserved by the Fiscal Agent. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                   (g) Notwithstanding the foregoing, the Company and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of Notes, modify, amend or supplement the Fiscal Agency Agreement or the Notes for the purpose of (i) adding to the covenants of the Company for the benefit of the holders of Notes, (ii) surrendering any rights or power conferred upon the Company in a manner which shall not adversely affect the interest of any holder of Notes in any material respect, (iii) securing the Notes pursuant to the requirements of the Notes or otherwise, (iv) correcting any defective provision contained in the Fiscal Agency Agreement or in the Notes in a manner which shall not adversely affect the interest of any holder of Notes in any material respect or
(v) otherwise amending the Fiscal Agency Agreement or the Notes in a manner which shall not adversely affect the interest of any holder of Notes in any material respect. The Fiscal Agent will notify each holder of Notes of any such change and as soon as reasonably practicable will make any such modified, amended or supplemented documents available to them for review.

                  9.       PAYMENTS AND AGENTS.

                  (a) The principal of the Notes and interest due thereon at maturity will be payable in immediately available funds against surrender of such Notes at the office of the Paying Agent in The City of New York or, subject to applicable laws and regulations and unless an application is made as described below, at the office of any paying agent by United States dollar check drawn on, or by transfer to a United States dollar account maintained by the holder with, a bank located in The City of New York. Unless an application is made as described below, payment of interest on a Note will be made to the person in whose name such Note is registered at the close of business on the Regular Record Date (as defined below) immediately preceding the related Interest Payment Date (as defined on the face of the Notes). "REGULAR RECORD DATE" means, with respect to any Interest Payment Date, the fifteenth day prior to such Interest Payment Date (whether or not a Business Day). Upon application of any holder to a paying agent not later than the relevant Regular Record Date, payment of such principal of or interest on any Note will be made by wire transfer to a United States dollar account maintained by such holder.

                  (b) All moneys paid by or on behalf of the Company to the Paying Agent or any other paying agent for the payments of the principal of or interest on any Note which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company (including all interest accrued, if any, with respect to any such amounts) upon written request, and the holder of such Note will thereafter look only to the Company for payment. Upon such repayment, all liability of the Paying Agent and any other paying agent with respect thereto shall cease, without, however, limiting in any way the obligation of the Company in respect of the amount so repaid, subject to the provisions of Section 14 below.

                  (c) The Company agrees that so long as any Note remains outstanding, it will maintain a paying agent in London for payments on Notes and a paying agent and registrar having a specified office in The City of New York. The Company initially appoints, subject to the terms and conditions in the Fiscal Agency Agreement, The Bank of New York Mellon, as registrar, principal paying agent and transfer agent for the Notes and The Bank of New York Mellon, as a paying agent for the Notes. Subject to the foregoing, the Company shall have the right at any time to terminate any such appointment and to appoint any other agents in such other places as it may deem appropriate upon notice in accordance with Section 15 below and in accordance with the terms and conditions set forth in the Fiscal Agency Agreement.

                  (d) Payments in respect of the Notes shall be made in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  (e) In acting under the Fiscal Agency Agreement and in connection with the Notes, each of the Agents and each other paying agent and transfer agent is acting solely as agent of the Company and does not assume any obligation toward or relationship of agency or trust for or with the owner or holder of any Note, except that any funds held by any such agent for payment of principal of or interest on the Notes shall be held in trust by it and applied as set forth herein and in the Fiscal Agency Agreement. The obligations of each of the Agents to the owners or holders of Notes are subject to the immunities and rights as set forth in the Fiscal Agency Agreement.

                  10.      OPTIONAL REDEMPTION, PURCHASE AND CANCELLATION.

                  The Company may, at its option and subject to the terms and conditions of the Fiscal Agency Agreement, redeem the Notes in whole but not in part at any time upon 30 calendar days' advance written notice to the holders thereof at a price equal to the sum of (i) 100% of the aggregate principal amount of the Notes, (ii) accrued and unpaid interest thereon through the date of redemption and (iii) if the date of redemption is not an Interest Payment Date, the Intra-Period Broken Funding Amount. The Company or any of its Affiliates may at any time purchase the Notes at any price in the open market, if any, or otherwise. The Notes so purchased by the Company may, at the Company's discretion, be held, resold or surrendered to the Fiscal Agent for cancellation. The "INTRA-PERIOD BROKEN FUNDING AMOUNT" shall mean with respect to any redemption an amount (which, for the avoidance of doubt, may be a positive or negative number) equal to the product of (A) the aggregate principal amount to be redeemed and (B) X minus Y where:

                  "X" equals the fraction (1 + OL x n1) / (1 + NL x n2);

                  "Y" equals 1 + OL x (n1 - n2);

                  "n1" equals the number of days in the current Interest Period divided by 360;

                  "n2" equals the number of days remaining in the current Interest Period as of the date of redemption divided by 360;

                  "OL" equals LIBOR as in effect for the current Interest Period; and

                  "NL" equals LIBOR for the period from (and including) the date of prepayment to (but excluding) the next Interest Payment Date (or if earlier, the Maturity Date).

                  11.      PARTIAL RATABLE REDEMPTION.

                  If the Company does not have the funds legally available for the redemption of, or is otherwise unable to redeem all the Notes to be redeemed on any redemption date, the Company will redeem on such redemption date that number of Notes for which it has legally available funds ratably on the basis of the redemption price set out in Section 10. The remainder of the Notes will be redeemed on the earliest practicable date on which the Company will have funds legally available for the redemption of, or is otherwise able to redeem, such Notes upon written notice of redemption. If fewer than all Notes held by any holder are to be redeemed, the notice of redemption mailed to such holder will specify the number of Notes to be redeemed from such holder, which may be expressed as a percentage of Notes held on the applicable record date.

                   12.     ASSET COVERAGE.

                  Immediately after the issuance of the Notes, or any other class of senior security representing indebtedness, or any other indebtedness or liability in respect of borrowed money, the Company must have an asset coverage (as defined in Section 18(h) of the Investment Company Act, an "ASSET COVERAGE") of at least 300% with respect to all outstanding indebtedness. To the extent that the Company does not have such an Asset Coverage at the time of the declaration of any dividend or distribution upon any class of capital stock of the Company (after deducting the amount of such dividend or distribution), or at the time of purchase of any such capital stock, the Company shall not declare any dividend (except a dividend payable in capital stock of the Company), or declare any other distribution, upon any class of capital stock of the Company or purchase any such capital stock. If, on the last Business Day of each of twelve consecutive calendar months, the Company does not have an Asset Coverage of at least 100% with respect to all outstanding indebtedness, the holders of the Notes, voting as a class, shall be entitled to elect at least a majority of the members of the board of directors of the Company. Such voting right shall continue until the Asset Coverage with respect to all outstanding indebtedness is at least 110% or more on the last Business Day of each of three consecutive calendar months.

                  13.     ADDITIONAL AMOUNTS.

                  (a) All payments by the Company in respect of the Notes shall be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by the authorities of any jurisdiction ("WITHHOLDING TAXES"), unless the Company is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company shall make such deduction or withholding, make payment of the amount so deducted or withheld to the appropriate governmental authority and forthwith pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary to ensure that the net amounts receivable by the holders of the Notes after such deduction or withholding shall equal the payment which would have been receivable in respect of the Notes in the absence of such deduction or withholding. The Company shall cause to be delivered, or, in the case of notes held by an institution that is holding the Notes on behalf of a beneficial owner, to use its best efforts to cause the institution to deliver, to the Paying Agent all forms necessary to ensure that a minimal rate of withholding applies to all payments by the Company in respect of the Notes to the holders or beneficial holders of the Notes, such as an IRS Form W-8IMY and any attached IRS Form W-8BEN, or a statement of withholding or allocation, as necessary. Notwithstanding the foregoing, no such Additional Amounts shall be payable:
                  (i) if such Withholding Taxes would not have been imposed but for (A) a present or former connection between the jurisdiction imposing the tax or any political subdivision or taxing authority thereof or therein and the holder or beneficial holder of the relevant Note including, without limitation, a connection arising from such holder or beneficial holder having been a citizen, domiciliary, or resident of such jurisdiction or such political subdivision or taxing authority, being organized in such jurisdiction or such political subdivision or taxing authority, or having had a permanent establishment, branch or other fixed place of business therein (but excluding a connection arising solely from such holder or beneficial holder having executed, delivered, performed its obligations or received payment under the Fiscal Agency Agreement or this Note), or (B) the failure of the holder or beneficial holder of the relevant Note to comply with any reasonable certification, identification or other reporting requirement (or such certifications, identifications or reporting proving to be false or incorrect) concerning the nationality, residence, identity or connection with such jurisdiction, or any political subdivision or taxing authority thereof or therein, of such holder or beneficial holder, if compliance is required by such jurisdiction, or any political subdivision or taxing authority thereof or therein, as a precondition to exemption from such deduction or withholding; or

                  (ii) in respect of any Withholding Taxes imposed by any jurisdiction, if such Withholding Taxes were imposed by reason of the failure of the holder or beneficial holder to present such holder's Note for payment (where such presentation is required) within 30 calendar days after the date on which such payment thereof became due and payable or is duly provided for and notice thereof is given to the holder, whichever occurs later.

                  (b) Whenever there is mentioned, in any context, the payment of the principal of or interest on, or any amounts in respect of, a Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof, and express mention of the payment of Additional Amounts (if applicable) shall not be construed as excluding Additional Amounts where such express mention is not made.

                  (c) Notwithstanding Section 13(a)(i) and (ii) above, Additional Amounts shall be payable in the event Withholding Taxes are imposed by any jurisdiction (other than the United States or any political subdivision or taxing authority thereof) if such Withholding Taxes would not have been imposed in the absence of any connection between the Company or the Paying Agent and such jurisdiction.

                  14.      PRESCRIPTION.

                  All claims against the Company for payment of principal of or interest (including Additional Amounts) on or in respect of the Notes shall be prescribed unless made within five years from the date on which the relevant payment first became due.

                  15.      NOTICES.

                  Notices will be mailed to holders of Notes at their registered addresses in the Register and shall be deemed to have been given on the date of such mailing. All notices of meetings of holders of Notes under Section 8 above shall specify the time and place of, and in reasonable detail the action proposed to be taken at, such meeting.

                  Where applicable, notices will also be mailed to Barclays Wealth at One Churchill Place, London E14 5HP, United Kingdom, Attention: Head of Balance Sheet, Managing Director, fax: +44 20 7116 7578 and Barclays Capital at c/o Structured Capital Markets, 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, Attention: Head of Portfolio Management Unit, fax: +44 20 7773 1868, and will be deemed to have been given upon receipt.

                  16.      GOVERNING LAW AND JURISDICTION.

                  (a) Upon issuance of the Notes, performance and enforcement of obligations evidenced thereby shall be governed by, and interpreted in accordance with, the laws of the State of New York.

                  (b) To the fullest extent it may effectively do so, the Company hereby (i) irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in The City of New York in any suit, action or proceeding arising out of or relating to the Notes (a "RELATED PROCEEDING") and (ii) the Company hereby irrevocably agrees that all claims in respect of any Related Proceeding may be heard and determined in such New York State or federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding and any objection to any Related Proceeding whether on the grounds of venue, residence or domicile. The Company hereby agrees, to the full extent it may effectively do so, that a final judgment in any Related Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) The Company hereby appoints and agrees to maintain Corporation Services Company as the person for the time being and from time to time acting as, or discharging the function of, agent for service of process, with an office on the date hereof at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as its agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process which may be served in any Related Proceeding in such New York State or federal court sitting in The City of New York (the "PROCESS AGENT"). The Company hereby agrees that such service may be made by U.S. registered mail, to the fullest extent permitted by law, or by delivering by hand a copy of such process to the Company in care of the Process Agent at the address specified above for the Process Agent (and the Company hereby agrees that such service will be effective 10 calendar days after the mailing, to the fullest extent permitted by law, or delivery by hand of such process to the office of the Process Agent), and the Company hereby authorizes and directs the Process Agent to accept on its behalf such service. The Company hereby agrees that failure of the Process Agent to give notice to the Company, or failure of the Company to receive notice, of such service of process shall not affect in any way the validity of such service on the Process Agent or the Company. The Company hereby also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any Related Proceeding in a New York State or federal court sitting in The City of New York by sending by U.S. registered mail copies of such process to the Company at 3800 Howard Hughes Parkway, Suite 900, Las Vegas, Nevada 89169-0925, Attn: Joseph R. York (and the Company hereby agrees that such service will be effective 10 calendar days after mailing thereof). The Company hereby covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the designation of the Process Agent in full force and effect, and to cause the Process Agent to continue to act as such. In addition, the Company hereby agrees that none of its agreements described in this or the preceding paragraph shall affect the right of any party to serve legal process in any other manner permitted by law.

                  17.      DEFINITIONS.

                  As used in this Note, each of the following terms shall have the meaning set forth in the section of this Note set forth opposite such term in the table below, unless the context otherwise requires:

                       Additional Amounts                       Section 13
                       Affiliate                                Section 6
                       Applicable Law                           Section 6
                       Asset                                    Section 12
                       Coverage
                       authorized denomination                  Section 4
                       Business Day                             Section 2(b)
                       Calculation                              Section 2(c)
                       Agent
                       Company                                  Face of Note
                       Commission                               Section 6(b)
                       Company Taxes                            Section 6
                       Event of Default                         Section 7
                       Fiscal Agency Agreement                  Section 1(a)
                       Insolvency Event                         Section 7
                       Interest Payment Date                    Face of Note
                       Interest                                 Section 2(c)
                       Period
                       Intra-Period Broken
                        Funding                                 Section 10
                       Amount
                       Investment Company Act                   Section 6(b)
                       LIBOR                                    Section 2(c)
                       LIBOR Determination Date                 Section 2(c)
                       Lien                                     Section 6
                       London Business Day                      Section 2(c)
                       Maturity Date                            Section 2(d)
                       Net Asset                                Section 6
                       Value
                       Notes                                    Section 1(a)
                       Permitted Liabilities                    Section 6(d)

                       Person                                   Section 7
                       Portfolio Guidelines                     Section 6
                       Regular Record Date                      Section 9(a)
                       Related Proceeding                       Section 16(b)
                       Reuters Screen LIBOR01 Page              Section 2(c)
                       Securities Act                           Face of Note
                       Withholding Taxes                        Section 13

                                   EXHIBIT B

                               FORM OF GLOBAL NOTE

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SUCH LAWS. THIS SECURITY SHALL NOT BE TRANSFERABLE OTHER THAN BY OPERATION OF LAW AS A RESULT OF THE DEATH, DIVORCE, BANKRUPTCY OR INCOMPETENCY OF A HOLDER.


[No. R__]                                               U.S.$_____________*

[No. S__]

ISIN No. [___________________]

*Denominations of any integral multiple of U.S.$100,000 above U.S.$100,000.

                                   GLOBAL NOTE

                       The Thirty-Eight Hundred Fund, LLC

                               ___ Notes due 20[ ]

                  The Thirty-Eight Hundred Fund, LLC (the "COMPANY"), for value received, hereby promises to pay to ________________, or registered assigns, as common depositary for Clearstream Banking, SOCIETE ANONYME and/or Euroclear Bank S.A./N.V., on ____, 20__ (or earlier redemption) upon surrender hereof, the principal sum of ___________________ (U.S.$ ___________), and to pay interest thereon from ______, 20__ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on _____, _____, _____ and _____ (each, an "INTEREST PAYMENT DATE"), commencing _____, 20__, until the principal hereof is paid or duly provided for. The interest rate applicable during each quarterly Interest Period (as such term is defined in Section 2(c) of the Terms and Conditions of the Notes attached hereto) shall be equal to the U.S. dollar three-month LIBOR on the LIBOR Determination Date for such Interest Period plus ______% per annum.

                  The interest payable on any such Interest Payment Date will, subject to certain conditions set forth in the Terms and Conditions of the Notes attached hereto, be paid to the person in whose name this Note is registered at the close of business on the Regular Record

Date (as such term is defined in Section 9(a) of the Terms and Conditions of the Notes attached hereto) preceding such Interest Payment Date.

                  Reference is made to the further provisions set forth under the Terms and Conditions of the Notes attached hereto. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  The statements set forth in the legend, if any, above are an integral part of the terms of this Note and by acceptance hereof each holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by a duly authorized signatory of the Fiscal Agent under the Fiscal Agency Agreement referred to in the Terms and Conditions of the Notes attached hereto.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:


                                   THE THIRTY-EIGHT HUNDRED FUND, LLC


                                   By
                                     --------------------------------------
                                   Name:
                                   Title:

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes described in the within-mentioned Fiscal Agency Agreement.

                                   THE BANK OF NEW YORK MELLON, as Fiscal Agent


                                   By
                                     --------------------------------------
                                   Name:
                                   Title:

                                   EXHIBIT C

                             FORM OF DEFINITIVE NOTE

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SUCH LAWS. THIS SECURITY SHALL NOT BE TRANSFERABLE OTHER THAN BY OPERATION OF LAW AS A RESULT OF THE DEATH, DIVORCE, BANKRUPTCY OR INCOMPETENCY OF A HOLDER.


No. R-                                                     U.S.$_____________*

ISIN No. [___________________]

*Denominations of any integral multiple of U.S.$100,000 above U.S.$100,000.

                       The Thirty-Eight Hundred Fund, LLC

                               ___ Notes due 20[ ]

                  The Thirty-Eight Hundred Fund, LLC (the "COMPANY"), for value received, hereby promises to pay to _________________, or registered assigns, as common depositary for Clearstream Banking, SOCIETE ANONYME and/or Euroclear Bank S.A./N.V., on ____, 20__ (or earlier redemption) upon surrender hereof, the principal sum of ___________________ (U.S.$ ___________), and to pay interest thereon from ______, 20__ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on _____, _____, _____ and _____ (each, an "INTEREST PAYMENT DATE"), commencing _____, 20__, until the principal hereof is paid or duly provided for. The interest rate applicable during each quarterly Interest Period (as such term is defined in Section 2(c) of the Terms and Conditions of the Notes attached hereto) shall be equal to the U.S. dollar three-month LIBOR on the LIBOR Determination Date for such Interest Period plus ______% per annum.

                  The interest payable on any such Interest Payment Date will, subject to certain conditions set forth in the Terms and Conditions of the Notes attached hereto, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date (as such term is defined in Section 9(a) of the Terms and Conditions of the Notes attached hereto) preceding such Interest Payment Date.

                  Reference is made to the further provisions set forth under the Terms and

Conditions of the Notes attached hereto. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  The statements set forth in the legend, if any, above are an integral part of the terms of this Note and by acceptance hereof each holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by a duly authorized signatory of the Fiscal Agent under the Fiscal Agency Agreement referred to in the Terms and Conditions of the Notes attached hereto.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

                                      THE THIRTY-EIGHT HUNDRED FUND, LLC


                                      By
                                        --------------------------------------
                                      Name:
                                      Title:


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes described in the within-mentioned Fiscal Agency Agreement.

                                      THE BANK OF NEW YORK
                                      MELLON, as Fiscal Agent



                                      By
                                        --------------------------------------
                                      Name:
                                      Title:


                                       2